EXHIBIT 99.1

FOR IMMEDIATE RELEASE
---------------------

FOR:       MAF Bancorp, Inc.                     Chesterfield Financial Corp.
           55th Street & Holmes Avenue           10801 S. Western Avenue
           Clarendon Hills, IL 60514             Chicago, IL 60643

CONTACTS:  Allen H. Koranda,                     Michael E. DeHaan
             Chairman and CEO                      Chairman, President and CEO
                                                 (773) 239-6000
           Jerry A. Weberling, EVP and
             Chief Financial Officer
           (630) 887-5999


            MAF BANCORP, INC. TO ACQUIRE CHESTERFIELD FINANCIAL CORP.


Clarendon Hills, Illinois, June 5, 2004 - MAF Bancorp, Inc. (NASDAQ:MAFB) and Chesterfield Financial Corp. (NASDAQ:CFSL) jointly announced today that MAF has agreed to acquire Chesterfield in a cash and stock transaction. Allen H. Koranda, Chairman and CEO of MAF and Michael E. DeHaan, Chairman, President and CEO of Chesterfield announced that their respective boards of directors have approved a definitive agreement under which Chesterfield will be merged with MAF.

Pursuant to the merger agreement, MAF will purchase each share of Chesterfield common stock for a fixed price of $31.50, payable 65% in cash and 35% in MAF common stock. The transaction has a value of $128.5 million in the aggregate, including stock options. The stock exchange ratio will be determined based on MAF's average stock price during a period prior to closing. It is contemplated that a substantial portion of the cash consideration will be funded out of excess capital of Chesterfield. MAF has the option, subject to the consent of Chesterfield, to substitute additional cash consideration in lieu of MAF stock.

The transaction is subject to customary closing conditions, regulatory approvals and the approval of Chesterfield stockholders. The transaction will be taxable to the stockholders of Chesterfield. The companies currently expect the transaction to close in the fourth quarter of 2004. In connection with the merger, Chesterfield's bank subsidiary, Chesterfield Federal Savings and Loan Association of Chicago, will be merged with Mid America Bank, a wholly-owned subsidiary of MAF Bancorp. The merger of the banks will provide Mid America Bank with three additional branch locations, in the Beverly neighborhood of Chicago as well as in suburban Palos Hills and Frankfort, Illinois.

Allen Koranda, Chairman of the Board and Chief Executive Officer of MAF commented, "This acquisition gives us a great opportunity to extend our reach on the south side of Chicago and into some attractive markets in the south suburbs. We're excited about the potential this gives us to market our retail loan and deposit products and business banking services in these communities."

Michael E. DeHaan, Chairman, President and CEO of Chesterfield said, "The long history and success that Chesterfield has enjoyed is now entering a new phase with this merger with MAF. We think our loyal customers and employees will benefit from MAF's commitment to retail banking as well as from significantly greater resources that MAF offers."

Given the relative size of the transaction, MAF expects it will be neutral to calendar 2005 and 2006 earnings per share. The Company expects to achieve significant cost savings following the integration of the two companies' respective organizations. MAF also expects to realize additional synergies from the reinvestment at higher rates of Chesterfield's excess liquid assets. The data processing conversion is currently targeted to be completed in the fourth quarter of 2004. This past weekend, the Company successfully completed the systems conversion for all of the former St. Francis Bank offices.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank headquartered in Clarendon Hills, Illinois. At March 31, 2004, the Company had assets of $9.1 billion, deposits of $5.6 billion and stockholders' equity of $915 million. The Bank currently operates a network of 67 retail banking offices throughout Chicago and Milwaukee and their surrounding areas. Offices in the Milwaukee area operate under the name "St. Francis Bank, a division of Mid America Bank." The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

Chesterfield Financial Corp. is the holding company for Chesterfield Federal Savings and Loan Association of Chicago, a federally chartered stock savings and loan association headquartered in Chicago, IL. At March 31, 2004, Chesterfield had assets of $361 million, deposits of $279 million, and stockholders' equity of $75 million. Chesterfield's common stock trades on the Nasdaq Stock Market under the symbol CFSL.

                           Forward-Looking Information
                           ---------------------------

Statements contained in this news release that are not historical facts constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future.

Factors which could have a material adverse effect on operations and could affect management's outlook or future prospects of the Company and its subsidiaries include, but are not limited to, unanticipated difficulties or delays in obtaining requisite stockholder or regulatory approval, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unanticipated changes in interest rates or flattening of the yield curve, deteriorating economic conditions which could result in increased delinquencies in MAF's loan portfolio, higher than expected overhead, infrastructure and compliance costs needed to support growth in the Company's operations, legislative or regulatory developments, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of MAF's loan or investment portfolios, demand for loan products, secondary mortgage market conditions, deposit flows, competition, demand for financial services and residential real estate in MAF's market areas, unanticipated slowdowns in real estate lot sales or problems in closing pending real estate contracts, delays in real estate development projects, the possible short-term dilutive effect of other potential acquisitions, if any, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

   NOTE: The following notice is included to meet certain legal requirements.
   --------------------------------------------------------------------------

MAF will be filing a registration statement containing a proxy statement/ prospectus and other documents regarding the proposed transaction with the Securities and Exchange Commission. CHESTERFIELD SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT MAF AND CHESTERFIELD, AND THE PROPOSED TRANSACTION. When available, copies of this proxy statement/prospectus will be mailed to Chesterfield shareholders, and it and other documents filed by MAF or Chesterfield with the SEC may be obtained free of charge at the SEC's web site at http://www.sec.gov, or by directing a request to MAF at 55th Street & Holmes Avenue, Clarendon Hills, IL 60514 or Chesterfield at 10801 S. Western Avenue, Chicago, IL 60643.

Chesterfield and its directors, executive officers and certain other members of management and employees may be soliciting proxies from their stockholders in favor of the proposed merger. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Chesterfield's stockholders in connection with the proposed merger is set forth in Chesterfield's proxy statement filed with the SEC on October 17, 2003 relating to its annual meeting of stockholders held on November 18, 2003. Additional information will be set forth in the proxy statement/prospectus when it is filed with the SEC.